EXHIBIT 10.52

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                                 RAILTEX, INC.

                                NOTE AGREEMENT

                           Dated as of July 22, 1997

                      Re: $50,000,000 7.44% Senior Notes
                               Due July 22, 2012

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                               TABLE OF CONTENTS
                         (Not a part of the Agreement)

                                                                          PAGE
                                                                          ----
SECTION 1.  DESCRIPTION OF NOTES AND COMMITMENT...............................1
      SECTION 1.1. DESCRIPTION OF NOTES.......................................1
      SECTION 1.2. COMMITMENT, CLOSING DATE...................................1
      SECTION 1.3. SEVERAL COMMITMENTS........................................2

SECTION 2.  PREPAYMENT OF NOTES...............................................2
      SECTION 2.1. REQUIRED PAYMENTS..........................................2
      SECTION 2.2. OPTIONAL PREPAYMENT WITH PREMIUM...........................2
      SECTION 2.3. NOTICE OF OPTIONAL PREPAYMENTS.............................2
      SECTION 2.4. APPLICATION OF PREPAYMENTS.................................3
      SECTION 2.5. DIRECT PAYMENT.............................................3

SECTION 3.  REPRESENTATIONS...................................................3
      SECTION 3.1. REPRESENTATIONS OF THE COMPANY.............................3
      SECTION 3.2. REPRESENTATIONS OF THE PURCHASERS..........................3

SECTION 4.  CLOSING CONDITIONS................................................5
      SECTION 4.1. CONDITIONS.................................................5
      SECTION 4.2. WAIVER OF CONDITIONS.......................................6

SECTION 5.  COMPANY COVENANTS.................................................6
      SECTION 5.1. CORPORATE EXISTENCE, ETC...................................6
      SECTION 5.2. INSURANCE..................................................6
      SECTION 5.3. TAXES, CLAIMS FOR LABOR AND MATERIALS,
                   COMPLIANCE WITH LAWS.......................................6
      SECTION 5.4. MAINTENANCE, ETC...........................................7
      SECTION 5.5. NATURE OF BUSINESS.........................................7
      SECTION 5.6. CONSOLIDATED TANGIBLE NET WORTH............................7
      SECTION 5.7. LIMITATIONS ON INDEBTEDNESS................................7
      SECTION 5.8. FIXED CHARGES COVERAGE RATIO...............................8
      SECTION 5.9. LIMITATION ON LIENS........................................8
      SECTION 5.10.LIMITATION ON SALE AND LEASEBACKS.........................11
      SECTION 5.11.MERGERS, CONSOLIDATIONS AND SALES OF ASSETS...............11
      SECTION 5.12.REPURCHASE OF NOTES.......................................12
      SECTION 5.13.TRANSACTIONS WITH AFFILIATES..............................13
      SECTION 5.14.TERMINATION OF PENSION PLANS..............................13
      SECTION 5.15.REPORTS AND RIGHTS OF INSPECTION..........................13
      SECTION 5.16.OFFICER'S CERTIFICATE.....................................16
      SECTION 5.17.INSPECTION................................................16

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SECTION 6.  EVENTS OF DEFAULT AND REMEDIES THEREFOR..........................17
      SECTION 6.1. EVENTS OF DEFAULT.........................................17
      SECTION 6.2. NOTICE TO HOLDERS.........................................19
      SECTION 6.3. ACCELERATION OF MATURITIES................................19
      SECTION 6.4. RESCISSION OF ACCELERATION................................20

SECTION 7.  AMENDMENTS, WAIVERS AND CONSENTS.................................20
      SECTION 7.1. CONSENT REQUIRED..........................................20
      SECTION 7.2. SOLICITATION OF HOLDERS...................................21
      SECTION 7.3. EFFECT OF AMENDMENT OR WAIVER.............................21

SECTION 8.  INTERPRETATION OF AGREEMENT; DEFINITIONS.........................21
      SECTION 8.1. DEFINITIONS...............................................21
      SECTION 8.2. ACCOUNTING PRINCIPLES.....................................30

SECTION 9.  MISCELLANEOUS....................................................30
      SECTION 9.1. REGISTERED NOTES..........................................30
      SECTION 9.2. EXCHANGE OF NOTES.........................................31
      SECTION 9.3. LOSS, THEFT, ETC. OF NOTES................................31
      SECTION 9.4. EXPENSES, STAMP TAX INDEMNITY.............................31
      SECTION 9.5. POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE.........32
      SECTION 9.6. NOTICES...................................................32
      SECTION 9.7. SUCCESSORS AND ASSIGNS....................................32
      SECTION 9.8. SURVIVAL OF COVENANTS AND REPRESENTATIONS.................32
      SECTION 9.9. SEVERABILITY..............................................33
      SECTION 9.10.GOVERNING LAW.............................................33
      SECTION 9.11.SUBMISSION TO JURISDICTION................................33
      SECTION 9.12.MAXIMUM INTEREST RATE.....................................33
      SECTION 9.13.CONFIDENTIAL INFORMATION..................................34
      SECTION 9.14.CAPTIONS..................................................35

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ATTACHMENTS TO NOTE AGREEMENT:

Schedule I    --  Names of Note Purchasers and Amounts of Commitments

Schedule II   --  Liens Securing Indebtedness (including Capitalized Leases) as of May 31, 1997

Schedule III  --  Form of Compliance Certificate

Exhibit A     --  Form of 7.44% Senior Note due July 22, 2012

Exhibit B     --  Representations and Warranties of the Company

      Annex A     --     Subsidiaries, Affiliates and Executive Officers

      Annex B     --     Indebtedness

Exhibit C   --    Description of Closing Opinion of Counsel to the Company

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                                 RAILTEX, INC.
                           4040 Broadway, Suite 200
                           San Antonio, Texas 78209

                                NOTE AGREEMENT

      Re:               $50,000,000 7.44% Senior Notes
                               Due July 22, 2012

                                                                   Dated as of
                                                                 July 22, 1997

To the Purchasers named on Schedule I
  to this Agreement

      The undersigned, RAILTEX, INC., a Texas corporation (the "COMPANY"), agrees with the Purchasers named on Schedule I to this Agreement (the "PURCHASERS") as follows:

SECTION 1.  DESCRIPTION OF NOTES AND COMMITMENT.

      SECTION 1.1.DESCRIPTION OF NOTES. The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 7.44% Senior Notes (the "NOTES") to be dated the date of issue, to bear interest from such date at the rate of 7.44% per annum, payable semiannually in arrears on the twenty-second day of each January and July in each year (commencing January 22, 1998) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9.44% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on July 22, 2012, and to be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The term "NOTES" as used herein shall include each Note delivered pursuant to this Agreement.

      SECTION 1.2.COMMITMENT, CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and such Purchaser agrees to purchase from the Company, Notes in the principal amount set forth opposite such Purchaser's name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereinafter mentioned.

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RailTex, Inc                                                    Note Agreement

      Delivery of the Notes will be made at the offices of Baker & Botts, L.L.P., Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Wells Fargo Bank (Texas), National Association, Houston, Texas, ABA #121 000 248, Attention: Bennett Douglas for credit to the Company's Account #415 975 6881, in the amount of the purchase price at 10:00 A.M. Dallas time, on July 22, 1997 or such later date (not later than July 25, 1997) as shall mutually be agreed upon by the Company and the Purchasers (the "CLOSING DATE"). The Notes delivered to each Purchaser on the Closing Date will be delivered to such Purchaser in the form of a single registered Note in the form attached hereto as Exhibit A for the full amount of such Purchaser's purchase (unless different denominations are specified by such Purchaser), registered in such Purchaser's name or in the name of such Purchaser's nominee, all as such Purchaser may specify at any time prior to the date fixed for delivery.

      SECTION 1.3.SEVERAL COMMITMENTS. The obligations of each Purchaser and the obligations of the Company hereunder are subject to the execution and delivery of this Agreement by each of the Purchasers named on Schedule I hereto and by the Company. The obligations of the Purchasers shall be several and not joint and no Purchaser shall be liable or responsible for the acts or defaults of any other Purchaser.

SECTION 2.  PREPAYMENT OF NOTES.

      SECTION 2.1.REQUIRED PAYMENTS. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in this ss.2. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $8,333,333.33 on July 22 in each of the years 2007 to 2011, inclusive, and such principal amount of the Notes together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The entire remaining principal amount of the Notes, together with accrued interest thereon, shall become due and payable on July 22, 2012.

      SECTION 2.2.OPTIONAL PREPAYMENT WITH PREMIUM. Upon compliance with ss.2.3 the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $100,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of two business days prior to the date of such prepayment pursuant to this ss.2.2.

      SECTION 2.3.NOTICE OF OPTIONAL PREPAYMENTS. The Company will give notice of any prepayment of the Notes pursuant to ss.2.2 to each Holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal

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RailTex, Inc                                                    Note Agreement

amount of the Holder's Notes to be prepaid on such date, (iii) that a premium may be payable, (iv) the date when such premium will be calculated, (v) the estimated premium, and (vi) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two business days prior to the prepayment date specified in such notice, the Company shall provide each Holder written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

      SECTION 2.4.APPLICATION OF PREPAYMENTS. Upon any partial prepayment of the Notes pursuant to ss.2.1 or ss.2.2, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this ss.2.4 only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any Subsidiary or Affiliate other than by prepayment pursuant to ss.2.1 or ss.2.2) in proportion to the respective outstanding principal amounts thereof.

      SECTION 2.5.DIRECT PAYMENT. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by any Holder that is a Purchaser or any other Institutional Holder which has given written notice to the Company requesting that the provisions of this ss.2.5 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to such Holder at its address set forth herein or such other address as such Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is so designated for such Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Holder may from time to time direct in writing.

SECTION 3.  REPRESENTATIONS.

      SECTION 3.1.REPRESENTATIONS OF THE COMPANY. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

      SECTION 3.2.REPRESENTATIONS OF THE PURCHASERS. (a) Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of its or their property shall at all times be within

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RailTex, Inc                                                    Note Agreement

its or their control. Each Purchaser understands that the Notes have not been registered under the 1933 Act and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

      (b) Each Purchaser further represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by such Purchaser to acquire the Notes to be purchased by it hereunder:

            (i) No part of the Source constitutes the assets of any "EMPLOYEE BENEFIT PLAN" as defined in Section 3(3) of ERISA, or its related trust, or any "PLAN" as defined in Section 4975(e)(1) of the Code, or its related trust (each an "EMPLOYEE BENEFIT PLAN");

            (ii) The Source constitutes assets allocated to an "INSURANCE COMPANY GENERAL ACCOUNT" of such Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60)) and the relevant requirements for exemptive relief under Section I and IV of PTCE 95-60 as in effect on the date of this representation have been satisfied; or

            (iii) The Source constitutes assets of either (x) an insurance company pooled separate account, within the meaning of PTCE 90-1, or (y) a bank collective investment fund, within the meaning of PTCE 91-38; no Employee Benefit Plan (together with any other Employee Benefit Plan maintained by the same employer or employee organization) holds more than a 10% interest in such account or fund; and such Purchaser's acquisition of the Notes to be acquired by it hereunder with the Source is eligible for and satisfies the requirements of PTCE 90-1 or PTCE 91-38 as in effect on the date of this representation and will be exempt from the restrictions of Sections 406(a), 406(b)(2) and 407(a) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code.

            (c) Each Purchaser further represents that (i) such Purchaser is (a) an "ACCREDITED INVESTOR," as that term is defined in Rule 501(a) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT"), (b) a "QUALIFIED INSTITUTIONAL BUYER," as that term is defined in Rule 144A promulgated by the SEC under the 1933 Act, or (c) a corporation, partnership, trust, estate, or other entity (excluding individuals) having net worth of not less than $5,000,000 or a wholly-owned subsidiary of such entity, as long as the entity was not formed for the purpose of acquiring the Notes, (ii) such Purchaser has heretofore received a copy of the Private Placement Memorandum dated June 24, 1997 prepared by Morgan Stanley & Co. Incorporated and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and (iii) such Purchaser has had the opportunity prior to the Closing to ask questions and receive

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RailTex, Inc                                                    Note Agreement

      answers concerning the terms and conditions of the offering of the Notes and any additional information about the Company and the Subsidiaries.

SECTION 4.  CLOSING CONDITIONS.

      SECTION 4.1.CONDITIONS. The obligation of each Purchaser to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

            (a) CLOSING CERTIFICATE. Such Purchaser shall have received a certificate dated the Closing Date, signed by the Chief Executive Officer, the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to such Purchaser's obligation to purchase the Notes proposed to be sold to such Purchaser and to the effect that (i) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date, (ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

            (b) LEGAL OPINIONS. Such Purchaser shall have received from Baker & Botts, L.L.P., who are acting as special counsel to the Purchasers in this transaction, its opinion dated the Closing Date in form and substance satisfactory to such Purchaser. Such Purchaser shall have received from Matthews & Branscomb, P.C., counsel for the Company, its opinion dated the Closing Date, in form and substance satisfactory to such Purchaser, and covering the matters set forth in Exhibit C.

            (c) RELATED TRANSACTIONS. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement.

            (d) FEES. The reasonable charges and disbursements of Baker & Botts, L.L.P., special counsel to the Purchasers, shall have been paid by the Company.

            (e) PRIVATE PLACEMENT NUMBER. A Private Placement Number relating to the Notes shall have been duly ordered from Standard & Poor's Corporation.

            (f) SATISFACTORY PROCEEDINGS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Purchaser and such Purchaser's special counsel, and such Purchaser shall have received a copy (executed

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RailTex, Inc                                                    Note Agreement

      or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

      SECTION 4.2.WAIVER OF CONDITIONS. If on the Closing Date the Company fails to tender to any Purchaser the Notes to be issued to any Purchaser on such date or if the conditions specified in ss.4.1 have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in ss.4.1 have not been fulfilled, such Purchaser may waive compliance by the Company with any such condition to such extent as such Purchaser may in its sole discretion determine. Nothing in this ss.4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any Purchaser's rights against the Company.

SECTION 5.  COMPANY COVENANTS.

      From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

      SECTION 5.1.CORPORATE EXISTENCE, ETC. The Company will preserve and keep in full force and effect, and will cause each Subsidiary to preserve and keep in full force and effect, its corporate existence and all Material licenses and permits necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by ss.5.11.

      SECTION 5.2.INSURANCE. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

      SECTION 5.3.TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH LAWS. The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Subsidiary; provided, however, that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will

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RailTex, Inc                                                    Note Agreement

cause each Subsidiary to comply with all laws, ordinances and governmental rules and regulations to which it is subject including, without limitation, if applicable, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could have a Material Adverse Effect or would result in any Lien not permitted under ss.5.9.

      SECTION 5.4.MAINTENANCE, ETC. The Company, in conformance with its past practices, will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in working order and from time to time, in conformance with its past practices, will make all repairs, replacements, renewals and additions so that such working order thereof shall be maintained, provided that the Company and its Subsidiaries shall be in compliance with this ss.5.4 as long as the failure to so maintain the working order of its properties would not have a Material Adverse Effect. Notwithstanding the foregoing, it is understood and agreed that the Company and its Subsidiaries, in the ordinary course of their business, from time to time may (a) reconfigure old and obsolete locomotives and/or railcars, including conversion of such locomotives to "SLUGS," and (b) cannibalize old and obsolete locomotives and/or railcars for replacement parts.

      SECTION 5.5.NATURE OF BUSINESS. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

      SECTION 5.6.CONSOLIDATED TANGIBLE NET WORTH. The Company will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of (i) $93,000,000 plus (ii) an aggregate amount equal to 25% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter of the Company, beginning with the fiscal quarter ending September 30, 1997.

      SECTION 5.7.LIMITATIONS ON INDEBTEDNESS. (a) Subject to ss.5.7(B), the Company will not, and will not permit any Subsidiary to, create, sell, assume or incur or in any manner be or become liable in respect of any Indebtedness for borrowed money of any Subsidiary, except:

            (1) Indebtedness of RailTex Canada, Inc. issued under the RailTex Canada Note Agreement in an aggregate principal amount not to exceed Cdn. $15,000,000;

            (2) Indebtedness of Subsidiaries outstanding as of the date of this Agreement and reflected either (i) on the consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1997 or (ii) on Schedule II hereto; and

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RailTex, Inc                                                    Note Agreement

            (3)   Indebtedness of a Subsidiary

                  (i)   to the Company or to a Wholly-owned Subsidiary; or

                  (ii)  secured by Liens permitted by ss.5.9(G) or ss.5.9(H); or

                  (iii) incurred in connection with the extension or renewal, without increase in principal amount, of Indebtedness of such Subsidiary outstanding as of the date such Subsidiary becomes a Subsidiary; or

                  (iv) not otherwise permitted under this ss.5.7(A)(3), provided that, at the time of incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, Priority Debt shall not exceed 15% of Consolidated Net Tangible Capitalization.

      (b) The Company will keep and maintain, as of the last day of each quarterly fiscal period of the Company, the ratio of (i) Consolidated Funded Debt to (ii) Consolidated EBIDTA for the four immediately preceding fiscal quarters of the Company at not greater than 5.00 to 1.00.

      (c) Any corporation which becomes a Subsidiary (whether by acquisition of stock or by merger) after the date hereof shall for all purposes of this ss.5.7 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Current Debt and all Funded Debt of such corporation existing immediately after it becomes a Subsidiary.

      SECTION 5.8.FIXED CHARGES COVERAGE RATIO. The Company will not, at any time, permit the Fixed Charges Coverage Ratio to be less than 1.40 to 1.00.

      SECTION 5.9.LIMITATION ON LIENS. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices unless provision is made for the equal and ratable securing of the Notes in accordance with the first sentence of the last paragraph of this ss. 5.9, except:

            (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided (i) payment thereof is not at the time required by ss.5.3 or (ii) such items are not delinquent or remain

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RailTex, Inc                                                    Note Agreement

      payable without any penalty and for which appropriate reserves have been taken on the books of the Company;

            (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured and for which the Company or such Subsidiary shall have set aside on its books reserves deemed by it to be adequate with respect thereto in accordance with GAAP;

            (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money and which do not in the aggregate materially impair the use of such property or assets in the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such property or assets for the purposes of such business; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

            (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such properties for the purposes of such business;

            (e) Liens securing Indebtedness of a Subsidiary to the Company or to another Subsidiary;

            (f) Liens securing Indebtedness existing as of July 21, 1997 and reflected in Schedule II hereto which are not discharged concurrently with the issuance of the Notes;

            (g) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition of, or the costs of construction of,

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RailTex, Inc                                                    Note Agreement

      assets useful and intended to be used in carrying on the business of the Company or a Subsidiary, and Liens existing on such assets at the time of acquisition thereof (whether or not the Indebtedness secured thereby shall have been assumed by the Company or such Subsidiary) or at the time of acquisition by the Company or a Subsidiary of, or merger or consolidation with, any business entity then owning such assets, whether or not such existing Liens were given to secure the payment of the purchase price of the assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition by the Company or a Subsidiary, provided that (i) the Lien shall attach solely to the assets acquired or constructed and, except in the case of Liens existing at the time of such acquisition or construction, such Lien shall attach contemporaneously with, or within 120 days of the completion of, such acquisition or construction and all Indebtedness secured by such Liens shall not exceed 5% of Consolidated Net Tangible Capitalization, (ii) at the time of the completion of such acquisition or construction of such assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such assets whether or not assumed by the Company or a Subsidiary shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or construction of such assets (as determined in good faith by the Board of Directors of the Company), and (iii) all such Indebtedness shall have been incurred in compliance with ss.5.7(A) and ss.5.7(B);

            (h) any extension, renewal or replacement of any Lien permitted by the preceding ss.5.9(F) or ss.5.9(G), in respect of the same property theretofore subject to such Lien, incurred in connection with the extension, renewal or refunding of the Indebtedness secured thereby which is permitted by the limitations contained in ss.5.7; and

            (i) Liens not otherwise permitted by the preceding clauses (a) through (h), inclusive, securing Funded Debt of the Company or any Subsidiary, provided that (i) after giving effect to the Funded Debt secured by such Liens and to the application of the proceeds thereof, Priority Debt shall not exceed 15% of Consolidated Net Tangible Capitalization, and (ii) all such Funded Debt shall have been incurred in compliance with SS.5.7(A) and ss.5.7(B).

      If the Company shall create, assume or permit to exist any Lien upon any of its property or assets, or the property or assets of any of its Subsidiaries, whether now owned or hereafter acquired, other than those permitted by the provisions of clauses (a) through (i) of this SS.5.9, the Company shall make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Holders of at least 60% in aggregate principal amount of the outstanding Notes; provided that such agreements shall be deemed to be reasonably satisfactory if such agreements provide for the ratable distribution of proceeds without regard to whether amounts due are for fees, interest, principal, premium or any other costs, charge or expense. In any such case,

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RailTex, Inc                                                    Note Agreement

whether or not the Company complies with the first sentence of this paragraph, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the Holders may be entitled under applicable law, of an equitable Lien on such property.

      SECTION 5.10. LIMITATION ON SALE AND LEASEBACKS. The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company or any Subsidiary shall sell or transfer to any Person other than the Company or a Subsidiary any property, whether now owned or hereafter acquired, and thereupon the Company or any Subsidiary shall lease, as lessee, the same property or any part thereof or any other property which the Company or such Subsidiary, as the case may be, intends to use for substantially the same purposes as the property being sold or transferred (any such transaction being referred to herein as a "SALE AND LEASEBACK") unless:

            (a) the property to be sold in such Sale and Leaseback could have been subjected to a Lien permitted by ss.5.9(G) or ss.5.9(H), in an aggregate principal amount equal to The proceeds of such sale; or

            (b) the lease of property in such Sale and Leaseback is for a period not to exceed one year from the date of the sale and, at the end of such period, use of such property by the lessee will be discontinued; provided that the sale of such property in such Sale and Leaseback shall have been made in compliance with the applicable limitations provided in ss.5.11; or

            (c) at the time of such Sale and Leaseback and after giving effect thereto, Priority Debt shall not exceed 15% of Consolidated Net Tangible Capitalization.

      SECTION 5.11. MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. (a) The Company will not, and will not permit any Subsidiary to, (i) consolidate with or be a party to a merger with any other Person or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (b) of this ss.5.11) of the assets of the Company and its Subsidiaries in a single transaction or a series of transactions to any Person; provided, however, that:

            (1) any Subsidiary may merge or consolidate with or into the Company or any Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

            (2) any Subsidiary may merge or be consolidated with or into any other Person (other than the Company) so long as (i) the surviving or continuing corporation is a Subsidiary and (ii) at the time of such merger or consolidation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

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RailTex, Inc                                                    Note Agreement

            (3) the Company may consolidate or merge with any other corporation or sell all or substantially all of its assets in a single or series of transactions (any such corporation resulting from such merger or any such acquiring corporation being hereinafter referred to as the "SURVIVING CORPORATION") if (i) the surviving corporation is organized under the laws of the United States of America or any State thereof, (ii) in the case of any consolidation or merger in which the Company shall not be the surviving corporation, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes, according to their tenor and the due and punctual performance and observance of all of the covenants in the Notes and this Agreement to be performed and observed by the Company are expressly assumed in writing by the surviving corporation,
      (iii) prior to the consummation of any such consolidation or merger in which the Company shall not be the surviving corporation, the Company shall deliver to each Holder an opinion of counsel from independent outside counsel to the effect that the written assumption instrument referred to in the preceding clause (ii) is a valid, binding and enforceable obligation of the surviving corporation and (iv) at the time of such consolidation, merger or sale and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

            (4) the Company and any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any Wholly-owned Subsidiary.

      (b) As used in this ss.5.11, a sale, lease or other disposition of assets shall be deemed to be a "SUBSTANTIAL PART" of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds 20% of Consolidated Tangible Net Worth, determined as of the end of the immediately preceding fiscal quarter; provided, however, that any such sale, lease or other disposition of assets shall not be included in any computation of a substantial part of such assets hereunder to the extent that the proceeds from such sale, lease or other disposition of assets shall be applied within twelve months of such sale, lease or other disposition either (i) to acquire assets for the Company or its Subsidiaries which are necessary or useful in the lines of business in which the Company and its Subsidiaries are engaged, or (ii) to the reduction of the outstanding principal amount of Funded Debt of the Company or its Subsidiaries.

      SECTION 5.12. REPURCHASE OF NOTES. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all Holders at the same time and upon the same terms. In case the Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be canceled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by the Company, any Subsidiary or any Affiliate (or upon the agreement of the Company, any Subsidiary

DAL02:150981.7
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RailTex, Inc                                                    Note Agreement

or any Affiliate to purchase or otherwise acquire any Notes), such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the Holders of any actions with respect hereto, including, without limitation, ss.6.3, ss.6.4 and ss.7.1; provided that such Notes shall be deemed outstanding to the extent and as provided in ss.2.4.

      SECTION 5.13. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate. Notwithstanding the foregoing, compensation decisions of the Company with respect to Bruce M. Flohr, Chairman and Chief Executive Officer of the Company, shall not be subject to this ss.5.13.

      SECTION 5.14. TERMINATION OF PENSION PLANS. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part I of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

      SECTION 5.15. REPORTS AND RIGHTS OF INSPECTION. The Company shall deliver to each Institutional Holder:

      (a) QUARTERLY STATEMENTS. Within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries as of the close of such quarterly fiscal period, and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries for such quarterly fiscal period (in the case of the second and third fiscal quarters) for the portion of the fiscal year ending with such fiscal quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods in the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by an authorized

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                                      13

RailTex, Inc                                                    Note Agreement

      financial officer as fairly presenting, in all material respects, the consolidated financial position of the Company and its Subsidiaries and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified in this paragraph (a) of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this ss.5.15(A);

            (b) ANNUAL STATEMENTS. Within 90 days after the end of each fiscal year of the Company, duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries, as of the close of such fiscal year, and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such fiscal year,

      setting forth in each case in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                        (A) by an opinion thereon of independent certified
                  public accountants of recognized national standing selected by the Company, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of operations and cash flows for said year and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                        (B) within the time period specified in this paragraph
                  (b), a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in

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RailTex, Inc                                                    Note Agreement

                  accordance with generally accepted auditing standards or did not make such an audit),

      provided that the delivery within the time period specified in this paragraph (b) of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this ss.5.15(B);

            (c) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to stockholders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

            (d) ERISA MATTERS. Promptly, and in any event within five days after an Executive Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any Reportable Event for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof, or

                  (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with

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                                      15
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RailTex, Inc                                                    Note Agreement

            any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

            (e) NOTICES FROM GOVERNMENTAL AUTHORITY. Promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

            (f) REQUESTED INFORMATION. With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Institutional Holder.

      SECTION 5.16. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a Holder pursuant to ss.5.15(A) or ss.5.15(B) hereof shall be accompanied by a certificate of an authorized financial officer of the Company setting forth:

            (a) COVENANT COMPLIANCE. The information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of ss.5.6 through ss.5.11 hereof, inclusive (such information to be provided substantially in the form of Schedule III hereto, which form shall be construed in accordance with the provisions of this Agreement), during the quarterly or annual fiscal period covered by the financial statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) EVENT OF DEFAULT. A statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual fiscal period covered by the financial statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

      SECTION 5.17. INSPECTION. The Company shall permit each Institutional Holder or the representatives of each Institutional Holder:

DAL02:150981.7
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RailTex, Inc                                                    Note Agreement

            (a) NO DEFAULT. If no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) DEFAULT. If a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 6.  EVENTS OF DEFAULT AND REMEDIES THEREFOR.

      SECTION 6.1.EVENTS OF DEFAULT. Any one or more of the following shall constitute an "EVENT OF DEFAULT" as such term is used herein:

            (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five business days; or

            (b) Default shall occur in the making of any payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

            (c) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness (other than the Notes) of the Company or any Subsidiary for borrowed money having an aggregate outstanding principal amount in excess of $5,000,000 and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

            (d) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Indebtedness of the Company or any Subsidiary for borrowed money having an aggregate outstanding principal amount in excess of $5,000,000 may be issued and such default or event shall have resulted in the acceleration

DAL02:150981.7
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RailTex, Inc                                                    Note Agreement

      of the maturity of any Indebtedness of the Company or any Subsidiary for borrowed money outstanding thereunder without such acceleration having been rescinded or annulled within any applicable period of grace; or

            (e) Default shall occur in the performance of or compliance with any term contained in ss.5.6, ss.5.7, ss.5.8, ss.5.9, ss.5.10 or ss.5.11; or

            (f) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the day on which an Executive Officer of the Company first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by any Holder; or

            (g) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof, or

            (h) Final judgment or judgments for the payment of money aggregating more than $10,000,000 in excess of applicable insurance coverage is or are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry; or

            (i) A custodian, liquidator, trustee or receiver is appointed for the Company or any Subsidiary or for any substantial part of the property of either and is not discharged within 60 days after such appointment; or

            (j) the Company or any Subsidiary (i) is generally not paying, or admits in writing to any Person other than the Company or any Subsidiary or any employee thereof of its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

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                                      18
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RailTex, Inc                                                    Note Agreement

            (k) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days.

      SECTION 6.2.NOTICE TO HOLDERS. Promptly, and in any event within five days after an Executive Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in ss.6.1, the Company shall provide to all Holders a written notice from an authorized financial officer of the Company specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

      SECTION 6.3.ACCELERATION OF MATURITIES. When any Event of Default described in paragraph (a) or (b) of ss.6.1 has happened and is continuing, any Holder may, without regard to the actions of other Holders, by notice to the Company, declare the entire principal and all interest accrued on the Note or Notes of such Holder to be, and such Note or Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (a) or (b) of ss.6.1 has happened and is continuing, the Holder or Holders holding 25% or more of the aggregate principal amount of Notes at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraphs (c) through(h), inclusive, of said ss.6.1 has happened and is continuing, the Holder or Holders holding 50% or more of the aggregate principal amount of Notes at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (i), (j) or (k) of ss.6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the Holders, the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date

DAL02:150981.7

RailTex, Inc                                                    Note Agreement

on which the Notes shall so become due and payable. No course of dealing on the part of the Holder or Holders nor any delay or failure on the part of any Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the Holder or Holders all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such Holder's or Holders' attorneys for all services rendered in connection therewith.

      SECTION 6.4.RESCISSION OF ACCELERATION. The provisions of ss.6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through
(h), inclusive, of ss.6.1, the Holders holding more than 50% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

            (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

            (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under ss.6.3) shall have been duly paid; and

            (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to ss.7.1;

and PROVIDED FURTHER, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7.  AMENDMENTS, WAIVERS AND CONSENTS.

      SECTION 7.1.CONSENT REQUIRED. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Holders holding at least 60% in aggregate principal amount of outstanding Notes (exclusive of Notes held by the Company or its Subsidiaries or Affiliates); provided, however, that without the written consent of all of the Holders, no such amendment or waiver shall be effective (i) which will change the time of payment of the principal of or the interest on any Note or change the principal amount thereof or reduce the rate of interest

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RailTex, Inc                                                    Note Agreement

or the amount of any premium thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of Holders required to consent to any such amendment or waiver of any of the provisions of this ss.7 or ss.6.

      SECTION 7.2.SOLICITATION OF HOLDERS. The Company will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions of this Agreement or the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this ss.7 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite percentage of Holders. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

      SECTION 7.3.EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all of the Holders and shall be binding upon them, upon each future Holder and upon the Company, whether or not any Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.  INTERPRETATION OF AGREEMENT; DEFINITIONS.

      SECTION 8.1.DEFINITIONS. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

      "AFFILIATE" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

      "AGREEMENT" shall mean this Note Agreement.

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RailTex, Inc                                                    Note Agreement

      "ATTRIBUTABLE DEBT" shall mean, as of any particular time, eight (8) times the amount of Rentals during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

      "CAPITALIZED LEASE" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

      "CAPITALIZED RENTALS" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

      "CLOSING DATE" shall have the meaning specified in ss.1.2.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      "COMPANY" shall mean RailTex, Inc., a Texas corporation, and any Person who succeeds to all, or substantially all, of the assets and business of RailTex, Inc. pursuant to ss.5.11.

      "CONFIDENTIAL INFORMATION" shall have the meaning set forth in ss.9.13.

      "CONSOLIDATED EBIDTA" shall mean, in respect of any period, Consolidated Net Income for such period but excluding (to the extent added or deducted in the computation of Consolidated Net Income for such period) all of the following items determined on a consolidated basis in accordance with GAAP:

                  (i) all amounts treated as expenses for depreciation and
            amortization of the Company or any Subsidiary for such period and Consolidated Interest Expense for such period;

                  (ii) all income and franchise taxes of the Company or any
            Subsidiary accrued for such period on or measured by income;

                  (iii) any non-cash after-tax gains or losses attributable to asset dispositions by the Company or any Subsidiary;

                  (iv) the income or loss of any other Person (other than
            Subsidiaries) in which the Company or any of its Subsidiaries has an ownership interest (other than

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RailTex, Inc                                                    Note Agreement

            and only to the extent cash distributions are actually received by the Company or any Subsidiary); and

                  (v) to the extent not included in (iii) or (iv) above, any after-tax extraordinary non-cash gains or extraordinary non-cash losses.

      "CONSOLIDATED FUNDED DEBT" shall mean all Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

      "CONSOLIDATED INTEREST EXPENSE" shall mean, in respect of any period, the total interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

      "CONSOLIDATED NET INCOME" for any period means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

      "CONSOLIDATED NET TANGIBLE CAPITALIZATION" shall mean, at any time, the sum of (a) Consolidated Tangible Net Worth plus (b) Consolidated Funded Debt.

      "CONSOLIDATED TANGIBLE NET WORTH" shall mean, as of the date of any determination thereof,

            (a) the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to Minority Interests, if any, minus

            (b) the total liabilities of the Company and its Subsidiaries (including accrued and deferred income taxes and subordinated liabilities) which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

            (c) the net book amount of all assets of the Company and its Subsidiaries (after deducting any reserves applicable thereto) which would be shown as intangible assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, including, without limitation, goodwill, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense,

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RailTex, Inc                                                    Note Agreement

      organizational expenses and the excess of the equity in any Subsidiary over the cost of the investment in such Subsidiary.

      "CURRENT DEBT" of any Person shall mean as of the date of any determination thereof (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

      "DEFAULT" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

      "ERISA AFFILIATE" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

      "EVENT OF DEFAULT" shall have the meaning set forth in ss.6.1.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      "EXECUTIVE OFFICER" shall mean any of the following officers of the
Company: the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Vice President of Finance, the Treasurer, the General Counsel, or the Secretary.

      "FIXED CHARGES COVERAGE RATIO" means, at any time, the ratio of (i) Consolidated EBIDTA less cash taxes paid by the Company or any Subsidiary plus all Rentals payable by the Company or any Subsidiary, in each case for the period of four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such date of determination to (ii) the sum of (x) Consolidated Interest Expense plus (y) all Rentals payable by the Company or any Subsidiary, in each case for such period.

      "FUNDED DEBT" of any Person shall mean (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), excluding all payments in respect thereof that are required to be made within one year

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RailTex, Inc                                                    Note Agreement

from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all Capitalized Rentals of such Person, and (iii) all Guaranties by such Person of Funded Debt of others.

      "GAAP" shall mean generally accepted accounting principles at the time in the United States.

      "GOVERNMENTAL AUTHORITY" means

            (a)   the government of

                  (i) the United States of America or any State or other
            political subdivision thereof, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "GUARANTIES" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

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                                      25

RailTex, Inc                                                    Note Agreement

      "HOLDER" shall mean any Person which is, at the time of reference, the registered Holder of any Note.

      "INDEBTEDNESS" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals and (v) Guaranties of obligations of others of the character referred to in this definition.

      "INSTITUTIONAL HOLDER" shall mean any Holder which is an insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution and, for purposes of the direct payment provisions of this Agreement, shall include any nominee of any such Holder.

      "LIEN" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

      "MAKE-WHOLE AMOUNT" means with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

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RailTex, Inc                                                    Note Agreement

            "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to ss.2.2 or has become or is declared to be immediately due and payable pursuant to ss.6.3 as the context requires.

            "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal. "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second business day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PAGE 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second business day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
      (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

            "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal

DAL02:150981.7
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
RailTex, Inc                                                    Note Agreement

      were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to ss.2.2 or ss.6.3.

            "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to ss.2.2 or has become or is declared to be immediately due and payable pursuant to ss.6.3, as the context requires.

      "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

      "MEMORANDUM" shall have the meaning set forth in Exhibit B to this Agreement.

      "MINORITY INTERESTS" shall mean any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

      "MULTIEMPLOYER PLAN" shall have the same meaning as in ERISA.

      "1933 ACT" shall have the meaning set forth in ss.3.2.

      "NOTES" shall have the meaning set forth in ss.1.1.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

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RailTex, Inc                                                    Note Agreement

      "PERSON" shall mean an individual, partnership, corporation, limited liability company, association, trust or unincorporated organization, and a government or agency or political subdivision thereof

      "PLAN" means a "PENSION PLAN," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

      "PRIORITY DEBT" shall mean the sum of the following items: (a) Indebtedness of Subsidiaries permitted under ss.5.7(A)(3)(IV); (b) Indebtedness of the Company or any of its Subsidiaries secured by a Lien permitted under ss.5.9(I); and (c) Attributable Debt incurred in connection with lease obligations incurred in connection with Sale and Leaseback transactions permitted in reliance on ss.5.10(C).

      "PURCHASERS" shall have the meaning set forth in the introductory paragraph of this Agreement.

      "RAILTEX CANADA NOTE AGREEMENT" shall mean that certain Note Agreement dated as of September 1, 1995 between RailTex Canada, Inc., an Ontario corporation and a Subsidiary, and the institutional investors named in Schedule I attached thereto.

      "RENTALS" shall mean, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capitalized Leases) having a term (including terms of renewal or extension at the option of the lessor or the lessee, whether or not such option has been exercised) expiring more than three (3) years after the commencement of the initial term of such lease, excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, PROVIDED that, if at the date of determination, any such rental or other obligations are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations
(i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a senior financial officer of the Company on a reasonable basis and in good faith.

      "REPORTABLE EVENT" shall have the same meaning as in ERISA.

      "SEC" shall have the meaning set forth in ss.3.2.

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RailTex, Inc                                                    Note Agreement

      "SALE AND LEASEBACK" shall have the meaning set forth in ss.5.11.

      "SECURITY" shall have the same meaning as in Section 2(l) of the 1933 Act.

      The term "SUBSIDIARY" shall mean as to any Person, (i) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person,(ii) any partnership of which such Person or any subsidiary of such Person is a general partner or any partnership more than 50% of the equity interests of which are owned, directly or indirectly, by such Person or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person and (iii) any other business entity in which such Person or one or more of its subsidiaries or such Person and one or more of its subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies to elect a majority of the directors (or Persons performing similar functions) of such entity. The term "SUBSIDIARY" shall mean a subsidiary of the Company or a subsidiary of a Subsidiary of the Company.

      "VOTING STOCK" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      "WHOLLY-OWNED" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Funded Debt and Current Debt that is owed to the Company or any Subsidiary shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

      SECTION 8.2.ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

SECTION 9.  MISCELLANEOUS.

      SECTION 9.1.REGISTERED NOTES. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes, and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any Note issued pursuant to this Agreement.

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RailTex, Inc                                                    Note Agreement

      At any time and from time to time any Holder of a Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or its attorney duly authorized in writing.

      The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof and a Holder for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such Holder.

      SECTION 9.2.EXCHANGE OF NOTES. At any time and from time to time, upon not less than ten days' notice to that effect given by the Holder of any Note initially delivered or of any Note substituted therefor pursuant to ss.9.1, this ss.9.2 or ss.9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such Holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 or any amount in excess thereof as such Holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such Holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer. The Notes shall not be transferred or sold by any Holder except in compliance with all applicable securities laws.

      SECTION 9.3.LOSS, THEFT, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the Holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If an Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

      SECTION 9.4.EXPENSES, STAMP TAX INDEMNITY. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the Purchasers' legal and related out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable

DAL02:150981.7

RailTex, Inc                                                    Note Agreement

charges and disbursements of Baker & Botts, L.L.P., special counsel to the Purchasers, duplicating and printing costs and charges for shipping the Notes, adequately insured to each Purchaser's home office or at such other place as such Purchaser may designate, and all such expenses of the Holders relating to any amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any workout, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save each Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify each Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

      SECTION 9.5.POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of any Holder in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each Holder are cumulative to, and are not exclusive of, any rights or remedies any such Holder would otherwise have.

      SECTION 9.6.NOTICES. All communications provided for hereunder shall be in writing and, if to a Holder, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to such Holder at its address appearing beneath its signature at the foot of this Agreement or such other address as any Holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at the address beneath its signature at the foot of this Agreement or to such other address as the Company may in writing designate to the Holders; provided, however, that a notice to a Holder by overnight air courier shall only be effective if delivered to such Holder at a street address designated for such purpose in accordance with this ss.9.6, and a notice to such Holder by facsimile communication shall only be effective if made by confirmed transmission to such Holder at a telephone number designated for such purpose in accordance with this ss.9.6 and promptly followed by the delivery of such notice by registered or certified mail or overnight air courier, as set forth above.

      SECTION 9.7.SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Purchaser and its successor and assigns, including each successive Holder.

      SECTION 9.8.SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto,

DAL02:150981.7

RailTex, Inc                                                    Note Agreement

whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

      SECTION 9.9.SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

      SECTION 9.10. GOVERNING LAW. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with New York law.

      SECTION 9.11. SUBMISSION TO JURISDICTION. The Company hereby irrevocably submits to the non-exclusive jurisdiction of any State of New York court or any Federal court located in New York, New York for the adjudication of any matter arising out of or relating to this Agreement or the Notes and consents to the service of all writs, process and summonses by registered or certified mail out of any such court or by service of process on CT Corporation System at 1633 Broadway, New York, New York 10019 which the Company hereby irrevocably appoints as its attorney-in-fact and agent to receive, in its name, place and stead, for it and on its behalf, service of process in any action or proceeding in New York. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Company) provided that notice of such service of process is given by any Purchaser to the Company. If, for any reason, such process agent ceases to be able to act as such or no longer has an address in New York, the Company irrevocably agrees to appoint a substitute process agent in such state acceptable to the Purchasers and to deliver to the Purchasers a copy of the new agent's acceptance of that appointment within 30 days. Nothing contained herein shall affect the right of any Purchaser to serve legal process in any other manner or to bring any proceeding hereunder in any jurisdiction where the Company may be amenable to suit. The Company hereby irrevocably waives any objection to any suit, action or proceeding in any New York court or Federal court located in New York, New York on the grounds of venue and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; and irrevocably and unconditionally waives any right it or its properties may now or hereafter have in respect of its obligations hereunder to any right of immunity from suit, jurisdiction of any court, execution of a judgment, setoff, attachment prior to judgment or attachment in aid of execution of a judgment.

      SECTION 9.12. MAXIMUM INTEREST RATE. The Company and the Holders specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of the

DAL02:150981.7

RailTex, Inc                                                    Note Agreement

interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement, or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company nor any other party liable or to become liable hereunder, under the Notes, any guaranty or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this ss.9.12 shall control over all other provisions of this Agreement, any Notes, any guaranty or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by any Holder shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by such Holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by such Holder. All amounts paid or agreed to be paid in connection with such transactions which would be construed under applicable law as "INTEREST" shall be, to the extent permitted by applicable law, amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Notes. "MAXIMUM RATE" as used in this ss.9.12 means, with respect to any Indebtedness owed to any of the Holders, the maximum lawful, non-usurious rates of interest (if any) that at any time or from time to time may be contracted for, taken, reserved, charged or received by such Holder with respect to such Indebtedness under applicable law.

      SECTION 9.13. CONFIDENTIAL INFORMATION. For the purposes of this ss.9.13, "CONFIDENTIAL INFORMATION" means written information delivered to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Purchasers as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to the Purchasers prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Purchasers or any person acting on their behalf, (c) otherwise becomes known to the Purchasers other than through disclosure by the Company or any Subsidiary, (d) constitutes financial statements delivered to the Purchasers under ss.5.15 that are otherwise publicly available or (e) was filed with the SEC and with respect to which neither the Company nor any Subsidiary has applied for or been granted confidential treatment by the SEC. The Purchasers will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by the Purchasers in good faith to protect confidential information of third parties delivered to the Purchasers, provided that the Purchasers may deliver or disclose Confidential Information to (i) their directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by their Notes), (ii) their financial advisors and other professional advisors

DAL02:150981.7

RailTex, Inc                                                    Note Agreement

who agree to hold confidential the Confidential Information substantially in accordance with the terms of this ss.9.13, (iii) any other Holder, (iv) any institutional investor to which the Purchasers sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this ss.9.13), (v) any Person from which the Purchasers offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this ss.9.13), (vi) any federal or state regulatory authority having jurisdiction over the Purchasers, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about their investment portfolio or
(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to the Purchasers, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which the Purchasers are a party or (z) if an Event of Default has occurred and is continuing, to the extent the Purchasers may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under their Notes and this Agreement. Each Holder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this ss.9.13 as though it were a party to this Agreement.

      SECTION 9.14. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

      The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

DAL02:150981.7

RailTex, Inc                                                    Note Agreement

                                    RAILTEX, INC.

                                    By
                                         Its

RAILTEX, INC.
4040 Broadway, Suite 200
San Antonio, Texas 78209
Attention:  Chief Financial Officer
Telefacsimile:  210-841-7629
Confirmation:  210-841-7600

DAL02:150981.7

RailTex, Inc                                                    Note Agreement

Accepted as of July ___, 1997

                                   THE PRUDENTIAL INSURANCE COMPANY OF
                                     AMERICA

                                   By
                                         Its

THE PRUDENTIAL INSURANCE
   COMPANY OF AMERICA
c/o Prudential Capital Group
Texas Commerce Tower
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201
Attention: Managing Director
Telecopier Number: (214) 720-6299

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "RAILTEX, INC. 7.44% SENIOR NOTES DUE JULY 22, 2012, !INV! 5669, PRINCIPAL OR INTEREST") to:

      The Bank of New York (ABA 021 000 018)
      100 Barclay Street
      New York, New York
      for credit to: Account Number 890-0304-391

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed to:

      The Prudential Insurance Company of America, c/o Prudential Capital Group, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102-4077,
      Attention:  Investment Operations Group
      Telephone:  (201) 802-6429

Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 22-1211670

DAL02:150981.7

RailTex, Inc                                                    Note Agreement

Accepted as of July ___, 1997

                                    MASSACHUSETTS MUTUAL LIFE
                                    INSURANCE COMPANY

                                    By__________________________________
                                        Its

MASSACHUSETTS MUTUAL
LIFE INSURANCE COMPANY
1295 State Street
Springfield, Massachusetts 01111
Attention: Securities Investments Division
Telecopier Number: __________________

Payments with respect to Note in the original principal amount of $10,500,000

All payments on account of such Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as RailTex, Inc. 7.44% Senior Note, interest and principal), to:

Citibank, N.A.
111 Wall Street
New York, NY 10043
ABA No. 021000089
For MassMutual Long Term Pool
Account No. 4067-3488
Re: Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3878

Payments with respect to Note in the original principal amount of $4,500,000

All payments on account of such Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as RailTex, Inc. 7.44% Senior Note, interest and principal), to:

DAL02:150981.7

RailTex, Inc                                                    Note Agreement

Chase Manhattan Bank, N.A.
4 Chase Metro Tech Center
New York, NY 10081
ABA No. 021000021
For MassMutual Pension Management
Account No. 910-2594018
Re: Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3878

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed to:

      Attention:  Securities Custody and Collection Department F381

Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 04-1590850

DAL02:150981.7

                                                      PRINCIPAL AMOUNT
                                                      OF SENIOR NOTES
      NAME OF PURCHASERS                              TO BE PURCHASED
      ------------------                              ----------------
      THE PRUDENTIAL INSURANCE COMPANY                 $35,000,000
      OF AMERICA

      MASSACHUSETTS MUTUAL LIFE INSURANCE              $15,000,000
      COMPANY

      TOTAL                                            $50,000,000

                               Schedule I
                           (to Note Agreement)
DAL02:150981.7

                                  RAILTEX, INC.
         LIENS SECURING INDEBTEDNESS (INCLUDING CAPITALIZED LEASES) (1)
                               AS OF MAY 31, 1997

                                                                                 BALANCE AS
     CAPITAL LEASES                    SECURED BY:        MATURITY DATE        OF MAY 31, 1997
     --------------                    -----------        -------------        ---------------
General Electric Lease 1             Track equipment          May-99               155,058
General Electric Lease 2             Track equipment          Aug-99                56,922
General Electric Lease 3             Track equipment          Aug-99                96,441
Liberty National - Box 1             Freight Cars (11)        Nov-97                12,367
Liberty National - Box 2             Freight Cars (9)         Jan-98                10,216
Liberty National - Loco 1            Locomotives (2)          Dec-97                 7,827
General Electric Capital
  Fleet (McCullagh)                  Vehicles                 Sep-00             1,117,325
National City                        Freight Cars (10)        Feb-00                94,694
MNA - Commercial Trailer             Containers (2)           Aug-99                 5,290
Case Credit Corporation              Track equipment          Feb-98                 8,305


                                                                                 BALANCE AS
    OTHER SECURED INDEBTEDNESS                             MATURITY DATE      OF MAY 31, 1997
    --------------------------                             -------------      ---------------
Indiana Department of Transportation    *                     Jan-08               400,114
Indiana Department of Transportation    *                     Mar-l1               109,708
City of Mason, Ohio                                           Jan-00                56,294

* Secured by the materials (cross ties, rails, railroad bars, ballast, bridge support spans, etc.) that are specific to each Indiana DOT rehabilitation loan.

(1) Amounts are included in Exhibit B Annex B "RailTex and Subsidiaries Indebtedness"

                                   Schedule II

                         FORM OF COMPLIANCE CERTIFICATE
                                  RAILTEX, INC.
                          SELECTED FINANCIAL COVENANTS

SECTION 5.6.- CONSOLIDATED TANGIBLE NET WORTH
$93,000,000                                           $93,000,000

+     25% of Consolidated Net Income on a
      cumulative basis for each completed fiscal quarter (but, in each case, only if a positive number), beginning with the fiscal quarter ended September 30, 1997

Minimum Consolidated Tangible Net Worth

Actual Consolidated Tangible Net Worth

Notes:

SECTION 5.7. - LIMITATIONS ON INDEBTEDNESS

FUNDED DEBT RATIO

Consolidated Funded Debt (provide breakdown by issue)

Consolidated EBIDTA for the four immediately preceding fiscal quarters

                  Ratio
                  Maximum Ratio Allowed                  5.00 TO 1.00
Notes:
WHERE CONSOLIDATED FUNDED DEBT IS DEFINED AS FOLLOWS:

(i) Indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a maturity of one year or more from the date of origin thereof (or which is renewable or extendable at the option of the obligor for a period or periods more than one year from the date of origin), excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the

                                  SCHEDULE III
                               (to Note Agreement)

DAL02:150981.7
      obligation to make such payments shall
      constitute a current liability of the
      obligor under GAAP;

(ii)  Capitalized Rentals; and

(iii) Guaranties of Funded Debt of others;

      as determined on a consolidated basis
      eliminating intercompany items.

WHERE CONSOLIDATED EBIDTA IS DEFINED AS FOLLOWS:

Consolidated Net Income

+     Depreciation and Amortization*
+     Consolidated Interest Expense*
+     Income and Franchise Taxes*
-     Non-cash after-tax gains on asset
      dispositions*
+     Non-cash after-tax losses on asset
      dispositions*
-     Income of any other Person (other than
      Subsidiaries) not available*
+     Losses of any other Person (other than
      Subsidiaries) not available*
+/-   After-tax extraordinary non-cash gains or
      loses not included above*
      -----------------------------------------
     Consolidated EBIDTA

PRIORITY DEBT TEST

      5.7(a)(3)(iv) Indebtedness of Subsidiaries not otherwise permitted under 5.7(a)(3)

+     5.9(i) Liens not otherwise permitted in
      5.9(a)-(h)

+     5.10(c) Attributable Debt incurred in
      connection with lease obligations incurred
      in connection with Sales and leaseback
      transactions permitted in reliance on 5.1
      0(c)
      -----------------------------------------
      Total Priority Debt

      Allowable Priority Debt = 15% of
      Consolidated Net Tangible Capitalization

*To the extent added or deducted in the computation of Consolidated Net Income.

                                      III-2
DAL02:150981.7

WHERE CONSOLIDATED NET TANGIBLE CAPITALIZATION IS DEFINED AS FOLLOWS:

+    Consolidated Tangible Net Worth
+    Consolidated funded debt
     -----------------------------------------
     Consolidated Net Tangible Capitalization

NOTES:

SECTION 5.8. - FIXED CHARGES COVERAGE RATIO

      Consolidated EBIDTA

-     Cash Taxes Paid for the immediately
      preceding four fiscal quarters

+     Rentals Payable for the immediately
      preceding four fiscal quarters
      -----------------------------------------
      Total

      Consolidated Interest Expense for the
      immediately preceding four fiscal quarters

      + Rentals Payable for the immediately
      preceding four fiscal quarters
      -----------------------------------------
      Total

                              Ratio

                              Minimum Ratio Allowed     1.40 TO 1.00

Notes:

SECTION 5.9 - LIMITATION ON LIENS

The Company and its Subsidiaries will not incur liens except for the following:

(1)   Total amount of Indebtedness secured by
      Liens permitted under paragraphs (a) through
      (f) of such Section.

(2) Indebtedness was secured by Liens incurred after closing in connection with acquisition or construction and not to exceed 5% of Consolidated Net Tangible Capitalization.

(3) Extension, renewal and replacement of liens permitted in paragraph (f) and (g) of such Section.

(4)   Liens not otherwise permitted and included
      in Priority Debt.
      -----------------------------------------
      Total Liens

                                      III-3
DAL02:150981.7

                              RAILTEX, INC.
                            7.44% Senior Note
                            Due July 22, 2012

                             PPN: 75076# AD9

No.                                                        ________, ___

$

      RailTex, Inc., a Texas corporation (the "COMPANY"), for value received, hereby promises to pay to or registered assigns
                 on the twenty-second day of July, 2012
                         the principal amount of

                                                    DOLLARS($__________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.44% per annum from the date hereof until maturity, payable semiannually on the twenty-second day of each January and July in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.44% per annum after the due date, whether by acceleration or otherwise, until paid.

     Payments of principal, premium, if any, and, interest are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     This Note is one of the 7.44% Senior Notes due July 22, 2012 (the "NOTES") of the Company in the aggregate principal amount of $50,000,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of July 22, 1997 (the "NOTE AGREEMENT"), entered into by the Company with the original Purchasers therein referred to, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.

                                Exhibit A
                           (to Note Agreement)
DAL02:150981.7

     This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

      THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.

                                    RAILTEX, INC.

                                    By
                                         Its

                                 A-2
DAL02:150981.7

                     REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to each Purchaser as follows:

     1. SUBSIDIARIES. (a) Annex A attached hereto contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and Executive Officers.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Annex A as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Annex A).

     (c) Each Subsidiary identified in Annex A is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than the Agreement, the agreements listed on Annex A and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     2. CORPORATE ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority (i) to own or hold under lease the properties it purports to own or hold under lease, (ii) to transact the business it transacts and proposes to transact,

                                Exhibit B
                           (to Note Agreement)
DAL02:150981.7

(iii) to execute and deliver this Agreement and the Notes and (iv) to perform the provisions hereof and thereof

     3. BUSINESS AND PROPERTY. Such Purchaser has heretofore been furnished with a copy of the Private Placement Memorandum dated June 24, 1997 (the "MEMORANDUM") prepared by Morgan Stanley & Co. Incorporated and the annual report on Form 10K for the Company and its consolidated Subsidiaries as of December 31, 1996 which together generally set forth in all material respects the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.

      4. FINANCIAL STATEMENTS. All of the consolidated financial statements contained in the Memorandum and the Company's annual report on Form 10-K for the year ended December 31, 1996 (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of their respective dates and the consolidated results of their operations and cash flows for the respective periods covered thereby and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

      5. INDEBTEDNESS. Annex B attached hereto correctly describes all Current Debt, Funded Debt and Capitalized Leases of the Company and its Subsidiaries outstanding on May 31, 1997.

      6. FULL DISCLOSURE. This Agreement, the Memorandum, the documents, certificates and other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements referred to in paragraph 4 hereof, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in one of the documents, certificates or other writings identified therein, or in the financial statements referred to in paragraph 4 hereof, since December 31, 1996, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to the Purchasers by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

      7. PENDING LITIGATION. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court

                                 B-2
DAL02:150981.7
or before any governmental authority or arbitration board or tribunal which involve the possibility of having a Material Adverse Effect.

      8. TITLE TO PROPERTIES. The Company and each Subsidiary has title to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreement. Any leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. The Company has sufficient title, leasehold or other interest in all Material property for the present conduct of its business.

      9. PATENTS AND TRADEMARKS. The Company and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

      10. SALE IS LEGAL AND AUTHORIZED. The sale of the Notes and compliance by the Company with all of the provisions of the Agreement and the Notes:

            (a)   are within the corporate powers of the Company;

            (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

            (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the Agreement and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

      11. NO DEFAULTS. No Default or Event of Default has occurred and is continuing. Neither the Company nor any Subsidiary is in default in the payment of principal or interest on any Funded Debt or Current Debt or is in default under any instrument or instruments or agreements under and subject to which any Funded Debt or Current Debt has been issued, and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

                                 B-3
DAL02:150981.7

      12. GOVERNMENTAL CONSENT. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreement or the Notes or compliance by the Company with any of the provisions of the Agreement or the Notes.

      13. TAXES. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1995, the Federal income tax liability of the Company and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years, and for its current fiscal period.

      14. USE OF PROCEEDS. The net proceeds from the sale of the Notes will be used to retire outstanding revolving bank debt of the Company. None of the transactions contemplated in the Agreement (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "MARGIN STOCK" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "SECURITY" within the meaning of the Securities Exchange Act of 1934, as amended.

      15. PRIVATE OFFERING. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchasers and not more than 25 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

                                 B-4
DAL02:150981.7

      16. ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

      (b)   The Company has no Plans subject to Title IV of ERISA.

      (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

      (e) The execution and delivery of the Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this paragraph 16(e) is made in reliance upon and subject to the accuracy of the representation of each Purchaser in
Section 3.2 of the Agreement as to the sources of the funds used to pay the purchase price of the Notes to be purchased by each Purchaser.

      17. COMPLIANCE WITH LAW. Neither the Company nor any Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would have a Material Adverse Effect or impair the ability of the Company to perform its obligations contained in the Agreement or the Notes. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

                                 B-5
DAL02:150981.7

      18. COMPLIANCE WITH ENVIRONMENTAL LAWS. Neither the Company nor any Subsidiary is in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, which violation could have a Material Adverse Effect. The Company does not know of any liability or class of liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

                                 B-6
DAL02:150981.7

                                  RAILTEX, INC.
                           SUBSIDIARIES OF THE COMPANY

                                                       Percentage of
                                                       Voting Stock
                                                     Owned by Company
                                                      and Each Other       Jurisdiction
           Name of Subsidiary                           Subsidiary       of Incorporation
           ------------------                           ----------       ----------------
 1 Austin & Northwestern Railroad Company, Inc.            99.9%              Texas
 2 Chesapeake & Albemarle Railroad Company, Inc.          100.0%             Virginia
 3 Dallas, Garland & Northeastern Railroad, Inc.           99.5%              Texas
 4 Indiana Southern Railroad, Inc.                         99.0%             Indiana
 5 Michigan Shore Railroad Company, Inc.                  100.0%             Michigan
 6 Mid-Michigan Railroad, Inc.                            100.0%             Michigan
 7 New Orleans Lower Coast Railroad Company, Inc.         100.0%             Louisiana
 8 North Carolina & Virginia Railroad Company, Inc.       100.0%             Virginia
 9 South Carolina Central Railroad Company, Inc.          100.0%            South Carolina
10 RailTex International Holdings, Inc.                   100.0%              Delaware
11 RailTex International Services, Inc.                   100.0%              Delaware
12 RailTex Logistics, Inc.                                100.0%              Delaware
13 RailTex Service Company, Inc.                          100.0%               Texas
14 RailTex TRAC Company, Inc.                             100.0%               Texas
15 Missouri & Northern Arkansas Railroad Company, Inc.    100.0%              Kansas
16 Grand Rapids Eastern Railroad, Inc.                    100.0%             Michigan
17 Salt Lake City Southern Railroad Company, Inc.         100.0%               Texas
18 RailTex Distribution Services, Inc.                    100.0%               Texas
19 Central Oregon & Pacific Railroad, Inc.                100.0%              Delaware
20 New England Central Railroad, Inc.                     100.0%              Delaware
21 Georgia Southwestern Railroad, Inc.                    100.0%              Delaware
22 San Diego & Imperial Valley Railroad Company, Inc.     100.0%             California
23 Goderich-Exeter Railway Company Limited                100.0%              Ontario
24 Cape Breton & Central Nova Scotia Railway Limited      100.0%            Nova Scotia
25 RailTex Canada,lnc.                                    100.0%              Ontario
26 Boston Central Freight Railroads, Inc.                 100.0%              Delaware
27 Connecticut Southern Railroad, Inc.                    100.0%              Delaware
28 The Cincinnati Terminal Railway Company                100.0%                Ohio
29 The Indiana and Ohio Central Railroad, Inc.            100.0%                Ohio
30 The Indiana & Ohio Central Railway, Inc.               100.0%                Ohio
31 The Indiana & Ohio Eastern Railroad, Inc.              100.0%                Ohio
32 The Indiana and Ohio Rail Corp.                        100.0%                Ohio
33 The Indiana and Ohio Railroad, Inc.                    100.0%              Indiana
34 The Indiana & Ohio Railway Company                     100.0%                Ohio
35 Pittsburgh Industrial Railroad, Inc.                   100.0%             Delaware
36 Ontario L'Orignal Railway, Inc.                        100.0%              Ontario

                                     ANNEX A
                                   (Exhibit B)

                                                       AFFILIATES OF THE COMPANY
                                                       (OTHER THAN SUBSIDIARIES)

1.    Bruce M. Flohr

2.    RCM Capital Management, L.L.C.

3.    Neuberger & Berman, L.L.C.

4.    Capital Guardian Trust

* Affiliates other than Bruce M. Flohr, were affiliates known to the Company as of March 24, 1997 (the date the latest public filings regarding stock ownership was available and are as listed in the Company's 1996 Proxy Statement.

                                     ANNEX A
                                   (Exhibit B)

                               EXECUTIVE OFFICERS
                                 OF THE COMPANY

Bruce M. Flohr          Chairman & Chief Executive Officer

Henry M. Chidgey        President & Chief Operating Officer

Laura D. Davies         Vice President-Finance & Administration,
                          Chief Financial Officer, Secretary and Treasurer

Michael T. Brigham      Vice President-Sales & Marketing

J. Chris Dodge          Vice President, Chief Engineer

Michael A. Nosil        Vice President-Human Resources

Greg B. Petersen        Vice President-Business Development & Acquisitions

James H. Wagner         Vice President-Chief Mechanical Officer

David P. Valentine      Vice President-Line Analysis

                                     ANNEX A
                                   (Exhibit B)

                         RAILTEX, INC. AND SUBSIDIARIES
                                  INDEBTEDNESS
                                AS OF MAY 31,1997

                                                         May 31, 1997
                                                         ------------
CURRENT LIABILITIES:
Short-term notes payable                                       30,000
Current portion of long-term debt                          16,310,246
Accounts payable                                           13,347,022
Other accrued liabilities                                  13,258,107
                                                         ------------
  Total current liabilities                                42,945,375
                                                         ------------
DEFERRED INCOME TAXES                                      17,943,468
                                                         ------------
LONG-TERM DEBT, NET*                                       51,112,163
                                                         ------------
SENIOR NOTES**                                             50,870,500
                                                         ------------
OTHER LONG TERM LIABILITIES                                 3,910,456
                                                         ------------
SUBORDINATED DEBT                                           5,000,000
                                                         ------------

* Includes borrowings as of May 31, 1997 under the RailTex, Inc. $85,000,000 U.S. Credit Facilities and the RailTex Canada, Inc. CDN $ 25,000,000 Canadian Credit Facilities.

** Includes the RailTex, Inc. $40,000,000 7.23% Senior Notes Due September 1, 2005, the CDN. $10,000,000 9.21% Series A Senior Notes Due September 1, 2005, and the CDN. $5,000,000 9.21% Series B Senior Notes Due October 11, 2005

                                Exhibit B Annex B

                         DESCRIPTION OF CLOSING OPINION
                            OF COUNSEL TO THE COMPANY

      The closing opinion of Matthews & Branscomb, P.C., counsel for the Company, which is called for by ss.4.1 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

      1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Texas, has the corporate power and the corporate authority to execute and perform the Note Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

      2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and nonassessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

      3. The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

      4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                                Exhibit C
                           (to Note Agreement)
DAL02:150981.7

      5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Agreement or the Notes.

      6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

      7. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      8. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

      9. To the opinion giver's actual knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries at law or in equity, before or by any Governmental Authority that, if adversely determined, could have a Material Adverse Effect.

      10. The Company is not, and is not directly or indirectly controlled by or acting on behalf of any Person that is, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      The opinion of Matthews & Branscomb, P.C. shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

                                 C-2
DAL02:150981.7